Exhibit 10.6(b)

CERTAIN CONFIDENTIAL INFORMATION INDICATED BY “[***]” HAS BEEN OMITTED FROM THE FILED COPY OF THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

1st AMENDMENT TO COLLABORATION AGREEMENT

This 1st AMENDMENT TO COLLABORATION AGREEMENT (this “Amendment”) is made and entered into as of August 3rd, 2022 (the “Amendment Date”), by and between InveniAI LLC, a wholly owned subsidiary of [***] (“InveniAI”) and Relief Therapeutics Holding SA, a Switzerland corporation located at Bâtiment F2/F3, Avenue de Sécheron 15, 1202 Genève, Switzerland (“Relief”).

WHEREAS, InveniAI and Relief entered into the Collaboration Agreement which became effective as of November 23, 2021 (the “Agreement”), wherein InveniAI will use its Platform to help navigate the volume of data for all regulatory agency approved drugs and their associated active ingredients (Active Pharmaceutical Ingredient (API)) and associate to potential rare disease indications, “API-disease combinations” for IND-enabling, development and commercialization by Relief (“Product Concepts”). InveniAI will prioritize top Product Concepts, associated diseases, scientific package and evidence to support the hypotheses.

WHEREAS, InveniAI and Relief agree to amend and update certain terms pursuant to this Amendment as of the Amendment Date;

NOW, THEREFORE, in consideration of the mutual promises and conditions in this Amendment, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

•	As of the Amendment Date the Section 2.3 of the Agreement shall be replaced with the Section 2.3 of this Amendment as follows:

InveniAI provides in the Exhibit II to this Agreement to Relief the list of rare diseases related to [***] diseases [***], (the “Exclusion List”). In addition, [***] disorders [***] and [***] diseases will also be excluded from the scope of work, to avoid the conflict with InveniAI’s and its sister Affiliate, [***] internal projects. The Exclusion List, CNS and Oncology shall be out of the scope of this Collaboration Program.

•	As of the Amendment Date the Section 2.2 of the Agreement shall be replaced with the Section 2.2. of this Amendment as follows.

InveniAI, by within twelve (12) months of the Effective Date will submit for Relief’s review a draft report (the “Draft Report”) that:

2.2.1. Identifies InveniAI’s hypotheses including automated output of targets-disease/symptoms

2.2.2. The landscape of up to nine (9) Product Concepts identified and prioritized;

2.2.3. Provides target product profiles (TPPs) including design of animal proof of validation study design for up to nine (9) Product Concepts (hereinafter the “Option Pool”).

2.2.4. includes a Freedom to Operate analysis (“FTO”), that ascertains by execution of a proper patent and prior art search if the Product Concepts can be used by Relief for the purpose of their clinical development or commercialization worldwide. The FTO is only restricted to patent searches and does not include legal recommendation.

Relief may make comments on the Draft Report within sixty (60) days or other period if agreed by the Parties from receipt of Draft Report and InveniAI will create and submit a revised report that makes commercially reasonable efforts to address Relief’s comments within thirty (30) days or other period if agreed by the Parties from receipt of Relief’s comments. (the “Final Report”).

The Parties agree that, in case InveniAI’s activities under Section 2.1 deviate from the timeline described in Exhibit I hereof, each Party shall have the right to request the Joint Steering Committee to discuss the reasons for delay and to discuss and agree in good faith about the required changes to the timeline according to the provision of Section 2.4.

•	As of the Amendment Date the Section 2.5.2 of the Agreement shall be replaced with the Section 2.5.2 of this Amendment as follows:

2.5.2. Upon delivery of Final Report, Relief will provide a written notice to exercise the right to acquire one or more Product Concepts from the Final Report within a 270-day period. Notwithstanding the foregoing, in case Relief is required to acquire or license-in any IP Right from Third Parties in order to be able to get ownership rights for one or more Product Concepts, the Parties shall discuss and agree in good faith about any longer period of time for Relief to provide the written notice required to get ownership rights for any selected Product Concept.

•	As of the Amendment Date, the Section 5.2, of the Agreement shall be replaced with the the Section 5.2 of this Amendment as follows:

5.2 Milestone Fees. In consideration for the rights granted to Relief hereunder, Relief will make the following payments (each a “Milestone Payment”) to InveniAI for each milestone associated with Accepted Product Concept (each a “Milestone Event”).

Success Based Milestones by Relief for clinical development and commercialization for Accepted Product Concepts:

Success Milestones paid to InveniAI	Transfer Fee upon Relief’s exercise of the option to acquire the IP Rights related to Accepted Product Concepts (“Opt-in Fee”)	• $[***]/First Product Concept • $[***]/Second Product Concept • $[***] for all other Product Concepts
	Upon issuance or allowance of a valid set of patent claims pertaining to the Accepted Product Concept by the United States Patent & Trademark Office (USPTO)	• $[***] First Product Concept • $[***]/Second Product Concept • $[***] for all other Product Concepts
	Upon successful completion of a Phase 3 program	$[***]/Product Concept
	Regulatory Approval for the Accepted Product Concept in United States	$[***]/Product Concept
	Regulatory Approval for the Accepted Product Concept in EU5 Countries	$[***]/Product Concept
	Regulatory Approval for the Accepted Product Concept in Japan	$[***]/Product Concept
	First Achievement of annual Net Sales related to the Accepted Product Concept: $500M	$[***]/Product Concept
	First Achievement of annual Net Sales related to the Accepted Product Concept: $1000M	$[***]/Product Concept

•	This Amendment shall be effective as of the Amendment Date.

•	Capitalized terms not otherwise defined in this Amendment shall have the same meaning ascribed in them in the Agreement.

•	Except for the terms and conditions set forth in this Amendment, all the terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment on the date first written above.

INVENIAI LLC		RELIEF THERAPEUTICS HOLDING AG

By:	/s/ Arman Kant	By:	/s/ Jeremy Meinen
Name:	Aman Kant	Name:	Jeremy Meinen
Title:	Chief Business Officer	Title:	VP Finance and Administration, CAO

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